Exhibit 23

                               ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 1997 on the financial statements of Georgia Power Company, included in this Form 8-K, into Georgia Power Company's previously filed Registration Statement File Nos. 33-49661 and 33-60345.




/s/  Arthur Andersen LLP
Atlanta, Georgia
February 27, 1997